TEMPLETON INSTITUTIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

                  TEMPLETON INSTITUTIONAL FUNDS, INC., a Maryland Corporation with its principal offices in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), and registered under the Investment Company Act of 1940, as amended, as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and
Section 2-808.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on May 10, 2002, adopted resolutions (i) reclassifying and reallocating sixty million (60,000,000) shares of authorized and unissued shares of common stock previously classified as shares of Growth Series as shares of Templeton Fiduciary Non-U.S. Core Equity Series; and (ii) reclassifying and reallocating sixty million (60,000,000) shares of authorized and unissued shares of common stock previously classified as shares of Growth Series as shares of Foreign Smaller Companies Series.

                  SECOND: The newly classified shares of Templeton Fiduciary Non-U.S. Core Equity Series and Foreign Smaller Companies Series shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Articles of Incorporation, as amended and supplemented (hereinafter the "Articles"), and shall be subject to all provisions of the Articles relating to shares generally.

                  THIRD: Immediately before the reclassifications and reallocations as set forth in Article First of these Articles Supplementary, the Corporation was authorized to issue one billion one hundred forty million (1,140,000,000) shares of capital stock, all of which was common stock par value $0.01 per share, having an aggregate par value of eleven million four hundred thousand ($11,400,000) dollars, with the designations of such shares as follows:

NUMBER OF SHARES                                DESIGNATIONS
------------------------------------------------------------------------------
ONE HUNDRED TWENTY MILLION
(120,000,000)                              Growth Series

FIVE HUNDRED FIFTY FIVE MILLION
(555,000,000)                              Foreign Equity Series
    (455,000,000)                          Foreign Equity Series-Primary Shares
    (100,000,000)                          Foreign Equity Series-Service Shares

THREE HUNDRED TWENTY FIVE MILLION
(325,000,000)                              Emerging Markets Series

ONE HUNDRED FORTY MILLION
(140,000,000)                              Emerging Fixed Income Markets Series

                  FOURTH: Immediately after the reclassifications and reallocations as set forth in Article First of these Articles Supplementary, the Corporation was authorized to issue one billion one hundred forty million (1,140,000,000) shares of capital stock, all of which was common stock par value $0.01 per share, having an aggregate par value of eleven million four hundred thousand ($11,400,000) dollars, with the designations of such shares as follows:

NUMBER OF SHARES                            DESIGNATIONS
-------------------------------------------------------------------------------

FIVE HUNDRED FIFTY FIVE MILLION
(555,000,000)                              Foreign Equity Series
    (455,000,000)                          Foreign Equity Series-Primary Shares
    (100,000,000)                          Foreign Equity Series-Service Shares

THREE HUNDRED TWENTY FIVE MILLION
(325,000,000)                              Emerging Markets Series

ONE HUNDRED FORTY MILLION
(140,000,000)                              Emerging Fixed Income Markets Series

SIXTY MILLION
(60,000,000)                               Templeton Fiduciary Non-U.S. Core
                                           Equity Series

SIXTY MILLION
(60,000,000)                               Foreign Smaller Companies Series

                  FIFTH: The shares aforesaid have been duly classified and allocated by the Board of Directors of the Corporation pursuant to the authority contained in the charter of the Corporation. The number of shares of capital stock of the various classes of shares that the Corporation has authority to issue has been established by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

                  SIXTH: These Articles Supplementary shall become effective on the date that they are accepted for record by the State of Maryland.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and attested to on this 11 day of July, 2002.

                                        TEMPLETON INSTITUTIONAL FUNDS, INC.

                                     By:/s/MURRAY L. SIMPSON
                                        ---------------------------------------
                                        Murray L. Simpson
                                        Vice President and Assistant Secretary

Attest:/s/BARARA J. GREEN
       -----------------------------
       Barbara J. Green
       Vice President and Secretary